Exhibit 99.2
1 Preliminary Second Quarter 2022 Earnings Supplement Second Quarter 2022 Preliminary Earnings Supplement July 19, 2022

2 Preliminary Second Quarter 2022 Earnings Supplement Forward - Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of July 19, 2022. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13 - 24 of our Form 10 - K filed on February 25, 2022 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward - looking statements.

3 Preliminary Second Quarter 2022 Earnings Supplement Preliminary Second Quarter 2022 Results • Matson performed well in 2Q22 with higher year - over - year operating income in both Ocean Transportation and Logistics • Ocean Transportation: – China service continued to see significant demand • Volume for e - commerce, garments and other goods remained elevated • Was the driver in year - over - year increase in 2Q22 consolidated operating income – Higher year - over - year volume in Alaska service; softer volumes in Hawaii and Guam services compared to year ago period • Logistics: – Strength across all business lines – Continued to see favorable supply and demand fundamentals in our core markets • In 2Q22, repurchased 1.6 million shares for a total cost of $138.1 million

4 Preliminary Second Quarter 2022 Earnings Supplement Preliminary Second Quarter 2022 Results (continued) (1) Total debt is presented before any adjustment for deferred loan fees as required by U.S. GAAP. ($ in millions, except per share data) Preliminary Range ($ in millions) INCOME STATEMENT BALANCE SHEET Operating Income Total debt Ocean Transportation $ 201.0 $ 465.0 - $ 470.0 Private placement term loans $ 265.0 Logistics 12.9 22.5 - 23.5 Title XI debt 331.6 Total operating income 213.9 487.5 - 493.5 Revolving credit facility - Total debt (1) $ 596.6 Other income (expense), net 1.5 1.8 - 1.8 Interest expense (5.5) (4.5) - (4.5) Cash and cash equivalents ~ $ 609.0 Income before taxes 209.9 484.8 - 490.8 Income taxes 47.4 111.5 - 112.9 Effective income tax rate 22.6% 23.0% 23.0% Net income $ 162.5 $ 373.3 - $ 377.9 Diluted EPS $ 3.71 $ 9.31 - $ 9.42 Quarter Ended June 30, 2022 Quarter Ended June 30, 2022 Quarter Ended June 30, 2021

5 Preliminary Second Quarter 2022 Earnings Supplement Current Views on the Transpacific Tradelane • We are seeing solid demand for our China service as China’s factory production continues to recover from the COVID - 19 - related supply chain challenges • However, in recent weeks we have seen a gradual decline in the Transpacific freight rate environment off the highs from earlier in the year – Indicates that rates have likely peaked for now • At this time, expect an orderly marketplace for the remainder of the year with our vessels continuing to operate at or near capacity and earning a significant rate premium to the market because of our differentiated, fast ocean services • We continue to expect to operate the CCX (China - California Express) service through at least the October peak season this year

6 Preliminary Second Quarter 2022 Earnings Supplement Hawaii Service Second Quarter 2022 Performance • Container volume decreased 1.5% YoY primarily due to lower retail - related demand • Continued economic recovery in Hawaii from pandemic, but facing headwinds from a combination of economic effects – Improving Hawaii unemployment rate – Tourism outlook remains strong and expect increasing international tourism arrivals as COVID - 19 wave in Asia recedes – Weakening economic conditions in the U.S. and global economies – High inflation and impact on household costs – Lower personal income with end of pandemic - era stimulus Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2021 2022 Note : 4Q21 volume figure includes the benefit of a 53 rd week. (1.5)%

7 Preliminary Second Quarter 2022 Earnings Supplement China Service Second Quarter 2022 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 48,000 53,000 58,000 Q1 Q2 Q3 Q4 2021 2022 Note : CCX service started in 3Q21. 4Q21 volume figure includes the benefit of a 53 rd week. • Container volume increased 11.7% YoY – Total number of eastbound voyages increased by 4 YoY – Demand driven by e - commerce, garments and other goods 11.7%

8 Preliminary Second Quarter 2022 Earnings Supplement Guam Service Second Quarter 2022 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2021 2022 • Container volume decreased 7.0% YoY primarily due to lower retail - related demand • Economic recovery trajectory in Guam remains uncertain – Expect continued improvement in tourism traffic as the year progresses – High inflation and impact on household costs – Lower personal income with end of pandemic - era stimulus (7.0)%

9 Preliminary Second Quarter 2022 Earnings Supplement Alaska Service Second Quarter 2022 Performance • Container volume increased 12.2% YoY – Higher northbound volume primarily due to higher retail - related demand and an additional sailing – Higher AAX seafood volume • Improving economic trends in Alaska, but economic recovery trajectory remains uncertain – High energy prices spurring exploration and production activity – Resumption of summer tourism – High inflation and impact on household costs – Lower personal income with end of pandemic - era stimulus Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2021 2022 Note : 4Q21 volume figure includes the benefit of a 53 rd week. 12.2%

10 Preliminary Second Quarter 2022 Earnings Supplement Matson Logistics Second Quarter 2022 Performance Operating Income $ 0.0 $ 5.0 $ 10.0 $ 15.0 $ 20.0 $ 25.0 Q1 Q2 Q3 Q4 $ in millions 2021 2022 $22.5 to $23.5 million • Operating income of $22.5 to $23.5 million; YoY change of approximately $9.6 to $10.6 million • Higher YoY operating income contributions from all business lines • Benefitted from favorable supply and demand fundamentals in core markets